Exhibit 10.10

Protea Biosciences Group, Inc.

1311 Pineview Drive, Suite 501

Morgantown, WV 26505

September 9, 2016

To Investors in 20% OID Debentures and Warrants

of Protea Biosciences Group, Inc.

Dear Investor:

In May, June, and July 2016, Protea Biosciences Group, Inc. (“Protea” or the “Company”) sold to you and certain other accredited investors an aggregate of $2,013,750 principal amount of 20% original issue discount unsecured short-term convertible debentures due November 20, 2016, November 30, 2016, December 10, 2016 December 30, 2016, and January 29, 2016, being six months following their respective dates of issuance (collectively, the “Existing Debentures”). In addition, we issued to you and the other purchasers of the Existing Debentures three-year warrants to purchase up to 6,041,250 shares of common stock of the Company at an exercise price of $0.325 per share (the “Existing Warrants”).

The Company plans on offering in the same private placement to accredited investors up to $3,500,000 of additional 20% original issue discount unsecured short-term convertible debentures due six months following their respective dates of issuance (the “New Debentures”) and warrants to purchase at an exercise price of $0.325 per share, a number of shares of Company common stock, $0.0001 par value per share (the “Common Stock”) equal to 75% of the number of shares of Common Stock initially issuable upon conversion of the New Debentures (the “New Warrants”). Laidlaw & Company (UK) Limited will act as placement agent for the offering of the New Debentures and New Warrants (the “Offering”); such Offering to continue until October 31, 2016, subject to extension of such offering period to as late as November 30, 2016.

The New Debentures and New Warrants being offered pursuant to Protea’s Confidential Private Placement Memorandum, dated August 31, 2016 (the “Memorandum”) are substantially identical to the Existing Debentures and Existing Warrants (collectively, the “Existing Securities”). However, the Existing Securities contain weighted average anti-dilution adjustment provisions, whereas, the New Debentures and New Warrants now being offered contain full-ratchet anti-dilution provisions which, in substance entitles the holder to reduce his or its conversion price and exercise price then in effect to any lower price in which the Company sells Common Stock or other convertible securities or warrants (with limited exceptions).

We are pleased to advise you that the Company has agreed to offer to you and all of the other holders of the Existing Securities an opportunity to exchange such Existing Securities for the New Debentures and New Warrants. So you can make an informed investment decision, we are enclosing with this letter a copy of the Protea Memorandum which includes as exhibits the form of New Debenture and New Warrant.

In addition, on September 7, 2016, the Company received $655,000 from the issuance to one investor of a $725,000 principal amount promissory note; the proceeds of which were used to retire a $655,000 note issued in March 2016 that matured on September 7, 2016 (the “Refinancing Note”). The Refinancing Note is due and payable on October 15, 2016 and is secured by a lien on the Company’s accounts receivable and inventory. The Company is requesting that you consent to the issuance of the Refinancing Note and agree to waive any default that may have occurred under your Existing Debenture by reason of the issuance of the Refinancing Note.

If you elect to accept this exchange offer and consent to the Company’s issuance of the Refinancing Note, please so indicate by executing a copy of this letter in the space provided below. If you elect to exchange your Existing Securities for the New Debenture and New Warrant, please return your Existing Debenture and Existing Warrant to us, and we will arrange with the Company to cancel such Existing Securities and have Protea send to you a New Debenture in identical principal amount and a New Warrant.

Very truly yours,

PROTEA BIOSCIENCES GROUP, INC.

By:	/s/ Stephen Turner
Stephen Turner, President and CEO

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The undersigned Investor hereby agrees to accept the above exchange offer and shall return my Existing Securities for cancellation, subject to receipt of a New Debenture and New Warrant.

$_________________________
Name of Note Holder(s)	Amount of Existing Debanture

Signature	Date

Joint Signature (if applicable)	Date

Title (if applicable)

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